      As filed with the Securities and Exchange Commission on May 1, 2001

                                                      Registration No. 333-_____

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          TRANSKARYOTIC THERAPIES, INC.

             (Exact Name of Registrant as Specified in Its Charter)


         DELAWARE                                                            04-3027191
(State or Other Jurisdiction of                                           (I.R.S. Employer
Incorporation or Organization)                                            Identification No.)

         195 ALBANY STREET                                                      02139
     CAMBRIDGE, MASSACHUSETTS
(Address of Principal Executive Offices)                                      (Zip Code)

               2001 NON-OFFICER, NON-DIRECTOR STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                RICHARD F SELDEN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                195 ALBANY STREET
                            CAMBRIDGE, MASSACHUSETTS
                     (Name and Address of Agent For Service)
                                  617-340-0200
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
Title of Securities to be                            Proposed Maximum       Proposed Maximum
Registered                       Amount to be       Offering Price Per     Aggregate Offering        Amount of
                                  Registered               Share                 Price           Registration Fee
--------------------------------------------------------------------------------------------------------------------

Common Stock, $0.01 par
value per share (including    2,000,000 shares     $15.835(1)             $31,670,000(1)        $7,918
the associated Preferred
Stock Purchase Rights)
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 25, 2001.

===============================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         ITEM 1. PLAN INFORMATION.

         The information required by Item 1 is included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

         ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

         (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

         (c) The description of the securities contained in the registrant's registration statement on Form 8-A and filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement.

         ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the registrant's Amended and Restated Certificate of Incorporation provides that no director of the registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article VIII of the registrant's Amended and Restated Certificate of Incorporation provides that a director or officer of the registrant (a) shall be indemnified by the registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the registrant) brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the registrant brought against him by virtue of his position as a director or officer of the registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give notice of the action for which indemnity is sought and the registrant has the right to participate in such action or assume the defense thereof.

         Article VIII of the registrant's Amended and Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Article VIII, Section 8 of the registrant's By-Laws provides that the registrant shall indemnify any and all of the registrant's directors or officers to the fullest extent permitted by the Delaware General Corporation Law.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The registrant maintains a general liability insurance policy which covers certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

         ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8. EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9. UNDERTAKINGS.

         1. ITEM 512(a) OF REGULATION S-K. The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement; and

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. ITEM 512(b) OF REGULATION S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. ITEM 512(h) OF REGULATION S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 1st day of May, 2001.


                                    TRANSKARYOTIC THERAPIES, INC.


                                    By:  /s/ Richard F Selden
                                         --------------------------------------
                                         Richard F Selden
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Transkaryotic Therapies, hereby severally constitute and appoint Richard F Selden, Daniel E. Geffken and Michael J. Astrue and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Transkaryotic Therapies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                              TITLE                                DATE


/s/ Richard F Selden                  President, Chief Executive                    May 1, 2001
---------------------------           Officer and Director (Principal
Richard F Selden                      executive officer)



/s/ Daniel E. Geffken                 Senior Vice President, Finance                May 1, 2001
---------------------------           and Chief Financial Officer
Daniel E. Geffken                     (Principal financial and
                                      accounting officer)



/s/ Rodman W. Moorhead, III           Director                                      May 1, 2001
---------------------------
Rodman W. Moorhead, III



/s/ Jonathan S. Leff                  Director                                      May 1, 2001
---------------------------
Jonathan S. Leff


                                      -5-


/s/ William R. Miller                 Director                                      May 1, 2001
---------------------------
William R. Miller



/s/ Walter Gilbert                    Director                                      May 1, 2001
---------------------------
Walter Gilbert



/s/ James E. Thomas                   Director                                      May 1, 2001
---------------------------
James E. Thomas



/s/ Wayne P. Yetter                   Director                                      May 1, 2001
---------------------------
Wayne P. Yetter

                                INDEX TO EXHIBITS

NUMBER                       DESCRIPTION
------                       -----------

4.1(1)                       Amended and Restated Certificate of Incorporation of the Registrant

4.2(2)                       Certificate of Amendment of Amended and Restated Certificate of the Registrant

4.3(2)                       Certificate of Designation, Number, Voting Powers, Preferences and Rights of
                             Series A Convertible Preferred Stock of the Registrant

4.4(3)                       Certificate of Designations of Series B Junior Participating Preferred Stock
                             of the Registrant

4.5(3)                       Second Amended and Restated By-Laws of the Registrant

4.6(4)                       Rights Agreement dated December 13, 2000 between the Registrant and EquiServe
                             Trust Company, N.A., as rights agent

5.1                          Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1                         Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2                         Consent of Ernst & Young, LLP

24.1                         Power of attorney (included on the signature pages of this registration statement)

------------

(1) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 (File No. 0-21481) and incorporated herein by reference.

(2) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (File No. 0-21481) and incorporated herein by reference.

(3) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 0-21481) and incorporated herein by reference.

(4) Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant's Current Report on Form 8-K dated as of December 14, 2000 and incorporated herein by reference.